Exhibit 10.2

HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

You have been granted Stock Appreciation Rights (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Patrick R. McNamee

Number of Stock Appreciation Rights	425,000 (each a “SAR”)

Exercise Price per SAR	$4.33

Grant Date	November 9, 2015

Expiration Date	November 9, 2020, subject to earlier termination under Section 2(d) of Attachment A.

Vesting Schedule (subject to Section 2(c) and Section 2(d) of Attachment A)

Vesting

Subject to Section 2(c) and Section 2(d) of Attachment A, the SARs shall vest and become non-forfeitable in three tranches, on the following conditions in the following amounts:

•    the first date on which the average trading price of the Company’s Class A Common Stock is at or above $8.00 per share for the preceding 30 consecutive trading days: 125,000

•    the first date on which the average trading price of the Company’s Class A Common Stock is at or above $12.00 per share for the preceding 30 consecutive trading days: 250,000

•    the first date on which the average trading price of the Company’s Class A Common Stock is at or above $16.00 per share for the preceding 30 consecutive trading days: 50,000

Attachment A

Stock Appreciation Rights Award Agreement

Terms and Conditions

Grant to: Patrick R. McNamee

Section 1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of SAR.

(a) Generally. Subject to the terms and conditions of this Agreement and the Plan, each SAR constitutes an unfunded and unsecured promise of the Company to deliver to Participant, at the time such SAR is validly exercised, an amount, payable in the form of Shares, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Exercise Price per SAR set forth on the cover page of this Agreement (the “Spread”).

(b) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, a SAR may be exercised only after if it has vested and become exercisable under Section 2(c) or Section 2(d)(ii), and only before it has expired or been terminated under Section 2(d)(i), Section 2(d)(ii) or Section 2(d)(iii).

(c) Vesting, Generally.

(i) Subject to Section 2(d), the SARs shall vest in accordance with the Vesting Schedule set forth on the cover page of this Agreement and each tranche of SARs shall become exercisable on the ninetieth (90th) day after such tranche vests.

(ii) If the Participant holds unvested SARs at the time a Change in Control occurs, the SARs shall become 100% vested and exercisable on the date of the Change in Control immediately prior to the consummation thereof.

(d) Accelerated Vesting; Termination.

(i) Except as otherwise provided in this Section 2(d), all of the SARs shall terminate at 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, unless earlier terminated under subsections (ii) or (iii) below.

(ii) In the event of the Participant’s Termination of Service at any time due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason, 100% of the SARs granted under this Agreement shall become vested and exercisable, and shall continue to be exercisable until 5:00 p.m., Eastern time, on the date that is one year after the Termination Date and at such time any unexercised SARs shall terminate, cease to be exercisable and by automatically forfeited to the Company without consideration. For purposes of this Agreement, Cause, Disability, Termination Upon Death, Termination For Disability, Termination Without Cause, Resignation For Good Reason and Termination Date shall have the respective meanings set forth in the Employment Agreement, dated as of June 8, 2015, by and between the Participant and the Company.

(iii) In the event of the Participant’s Termination of Service at any time under circumstances not described in Section 2(d)(ii), all of the SARs shall terminate simultaneously with the Termination of Service on the Termination Date, including to the extent that the SARs are otherwise vested and exercisable as of the Termination Date, and shall automatically be forfeited to the Company without consideration, and, if otherwise vested and exercisable, shall cease to be exercisable.

For clarity, in no event shall any SAR be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(e) Transferability. The SARs, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the SARs shall be exercisable only by the Participant.

Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her SARs that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the SARs, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company (or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(c) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company.

(d) Settlement. Upon a valid exercise of SARs, the Participant shall be entitled to receive that number of Shares determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Spread on the date of exercise, by (ii) the Fair Market Value of one Share on the date of exercise.

(e) Fractional Shares. No fractional Shares shall be issued upon exercise of SARs, and if the number of Shares otherwise issuable under Section 3(d) upon an exercise of SARs includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(d), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(f) Withholding Requirements. The delivery of Shares upon settlement of SARs is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of SARs, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(g) Compliance with Law and Regulations. The SARs, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise a SAR if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

Section 4. No Rights of Stockholder. A holder of a SAR, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of a SAR, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the SARs following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the SARs without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the SARs and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the SARs and this Agreement with a substitute award with terms comparable to the SARs and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the SARs for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the SARs equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the SARs without the payment of any consideration therefor.

Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chief Executive Officer

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: General Counsel

Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the

Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of the Participant.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Michael D. Hershberger, CFO

PARTICIPANT

/s/ Patrick R. McNamee
Patrick R. McNamee

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